Exhibit 99.1

FOR IMMEDIATE RELEASE

MERUELO MADDUX ANNOUNCES COMPLETION OF RECENT FINANCING

TRANSACTIONS

LOS ANGELES, CA – October 31, 2007 – Meruelo Maddux Properties, Inc. (Nasdaq: MMPI), a self-managed, full-service real estate company that develops, redevelops and owns commercial and residential properties, announced today the completion of several recent financing transactions totaling $65.6 million.

During the third quarter, the company closed four secured, real property financing transactions with aggregate loan proceeds of $36.6 million at an average interest rate of 7.6%. Three of these transactions were refinancing transactions for existing commercial properties and one loan was for a recently constructed property. Subsequent to the end of the third quarter, the company closed two additional secured, real property financing transactions with aggregate loan proceeds loans of $29.0 million, which included the refinancing of a land loan and the refinancing of a second trust deed loan. The lenders for the six individual loans included four local Los Angeles-based commercial banks, each of which have long standing relationships with MerueloMaddux.

Recent changes in the credit markets and the resulting revaluation of the assets of certain financial institutions appear to have caused a widening of spreads and a tightening of terms on large scale portfolio loan transactions, such as a significant revolving corporate credit facility. In some circumstances in the recent past, such large credit facilities would have provided more favorable spreads and terms than individual project finance loans. However, the inverse appears to be the case. Regional lenders appear to be taking advantage of this market dynamic and are looking to re-capture market share from the large national lenders by more aggressively courting their best customers with better terms, rates and turn-around times.

“As evidenced by our ability to secure these recent loans on a diverse group of properties, MerueloMaddux’s ability to access the credit markets thus far have been un-impeded by the recent credit difficulties. MerueloMaddux remains open to discussions with a major lender regarding an enterprise-level revolving credit facility so that when the credit markets stabilize such a facility could be put in place,” said Richard Meruelo, Chief Executive Officer of Meruelo Maddux Properties.

About Meruelo Maddux Properties

Meruelo Maddux Properties is a self-managed, full-service real estate company that develops, redevelops and owns commercial and residential properties in downtown Los Angeles and other densely populated urban areas in California that are undergoing demographic or economic changes. Meruelo Maddux Properties is committed to socially responsible investment. Through its predecessor business, Meruelo Maddux Properties has been investing in urban real estate since 1972.

Contacts:
Michael Bustamante	Lasse Glassen
Corporate Communications	Investor Relations
213.291.2800 (office)	213.486.6546
916.425.0839 (cell)	lglassen@frbir.com

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the company’s control and which could materially affect actual results, performances or achievements. Our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our common stock, along with the following factors that could cause actual results to vary from our forward-looking statements: (i) the general volatility of the capital markets, (ii) changes in our business and investment strategy, (iii) availability, terms and deployment of capital, (iv) perception of the commercial and residential subsegments of the real estate industry, (v) changes in supply and demand dynamics within the commercial and residential subsegments of the real estate industry, (vi) availability of qualified personnel, (vii) change in costs associated with development or redevelopment and repositioning of projects, (viii) changes in interest rates, (ix) changes in applicable laws and regulations (including land use entitlement processes), (x) changes in political climates that may affect our proposed development and redevelopment projects and the discretion of elected or appointed officials, (xi) state of the general economy and the greater Los Angeles economy in which our projects are located, and (xii) the degree and nature of our competition. Accordingly, there is no assurance that the company’s expectations will be realized. Except as otherwise required by the federal securities laws, the company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.